UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

July 31, 2025

Date of Report (Date of Earliest Event Reported)

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, the Board of Directors of the Company appointed Christiana Stamoulis as the Company’s President and Chief Financial Officer, principal financial officer and principal accounting officer, effective as of September 22, 2025 (the “Commencement Date”). Effective upon the Commencement Date, Bryan M. Reasons, the Company’s current Executive Vice President and Chief Financial Officer, will cease to be an officer of the Company.

Christiana Stamoulis, age 55, has approximately 30 years of experience in the biotechnology industry. She has served as Executive Vice President and Chief Financial Officer at Incyte Corporation, a biopharmaceutical company, from February 2019 to September 2025. Prior to Incyte, she was President and CFO of Unum Therapeutics, a biopharmaceutical company, and, before that role, served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals, Inc., a biopharmaceutical company. Prior to Vertex, Ms. Stamoulis spent nearly 15 years as an investment banker and management consultant, serving as a Managing Director in Citigroup’s Investment Banking division and a senior investment banker in the Healthcare Investment Banking Group at Goldman Sachs. She began her career as a strategy consultant at Boston Consulting Group. Since November 2011, Ms. Stamoulis has served on the board of directors of Hologic, Inc., a medical technology company. She holds two Bachelor of Science degrees from the Massachusetts Institute of Technology (MIT) and an MBA from the MIT Sloan School of Management.

In connection with her appointment as President and Chief Financial Officer of the Company, Ms. Stamoulis entered into an employment agreement with the Company’s subsidiary, ST Shared Services LLC (the “Employment Agreement”). The Employment Agreement provides for the following compensatory arrangements:

•	Cash Compensation. Ms. Stamoulis will receive an annual base salary of $875,000. For fiscal year 2025, Ms. Stamoulis will receive a guaranteed cash bonus amount of $700,000. For fiscal years following 2025, Ms. Stamoulis’s annual cash bonus target will be 80% of her annual base salary. The actual bonus earned by Ms. Stamoulis in respect of any fiscal year following 2025 will be based on performance metrics to be determined by the Human Resources and Compensation Committee of Mallinckrodt in its sole discretion.

•	Cash Inducement Award. Ms. Stamoulis will also receive a cash inducement award of $1,000,000, half of which will vest and be paid on each of July 1, 2026 and July 1, 2027, subject to continued service through each of such vesting dates (the “Cash Inducement Award”).

•	Equity Inducement Award. As soon as reasonably practicable following the Commencement Date, Ms. Stamoulis will be granted a one-time equity award in the form of restricted share units with a grant date fair value of $8,400,000 (the “Equity Inducement Award”), which is intended to partially compensate her for forfeited equity awards granted prior to 2025 by her prior employer. The Equity Inducement Award will vest in substantially equal installments on each of December 15, 2025, December 15, 2026, and December 15, 2027, subject to Ms. Stamoulis’s continued service through each of such vesting dates, except as otherwise provided in the Employment Agreement.

•	Long-Term Incentive Awards. Commencing in fiscal year 2026, Ms. Stamoulis’s target annual long-term incentive compensation grant shall be no less than $5,000,000 per year. For fiscal year 2026 only, Ms. Stamoulis will receive an additional long-term incentive compensation grant of $2,000,000 (the “Top-up Award”), which is intended to partially compensate her for forfeited equity awards granted in 2025 by her prior employer.

Under the terms of the Employment Agreement, in the event that Ms. Stamoulis’s employment is terminated by the Company without Cause or by Ms. Stamoulis with Good Reason (as each term is defined in the Employment Agreement), Ms. Stamoulis will be entitled to the following severance compensation and benefits: (a) cash payment equal to 1.5 times the sum of her annual base salary and target annual bonus, paid in installments (but paid in lump sum if following a change of a control); (b) a lump sum payment of any earned but unpaid bonus with respect to the year before the termination occurs and the prorated portion of the target annual bonus with respect to the year in which the termination occurs; (c) payment of any unpaid portion of the Cash Inducement Award; (d) full and immediate vesting in the unvested portion of the Equity Inducement Award and Top-up Award; (e) all other outstanding equity-based awards granted under the Mallinckrodt 2025 Stock and Incentive Plan will be treated in accordance with the terms of such plan; (f) 18 months of COBRA premiums, payable in a lump sum; and (g) up to 12 months of outplacement services.

The Employment Agreement provides that Ms. Stamoulis will be restricted from soliciting the Company’s employees and business partners during the 12-month period following her termination of employment for any reason (the “Restricted Period”). The Employment Agreement also provides that Ms. Stamoulis will be restricted from competing with the Company, its subsidiaries or affiliates during the Restricted Period unless she has been terminated by the Company without cause or she terminates employment with the Company with good reason.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with her appointment, Ms. Stamoulis will enter into a customary indemnification arrangement with Mallinckrodt, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

In connection with Mr. Reasons’s departure, he will receive severance benefits consistent with the benefits for a termination without cause as set forth in his employment agreement, which was described in and was attached as an exhibit to the Company’s Current Report on Form 8-K filed February 2, 2024, and his outstanding restricted units will vest pursuant to the terms of the applicable award, as amended, which was described in and was attached as an exhibit to the Company’s Annual Report on Form 10-K filed March 13, 2025, and Current Report on Form 8-K filed May 16, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Employment Agreement, by and between ST Shared Services LLC and Christiana Stamoulis, dated as of August 1, 2025.
10.2	Form of Deed of Indemnification Agreement by and between Mallinckrodt plc and Officers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†            Compensation plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

Date: August 6, 2025	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President and Chief Legal Officer & Corporate Secretary